Commerce Bancorp, Inc.

                               NETWORK AGREEMENT

     THIS AGREEMENT is made as of the 1st day of January,  1997 between Commerce
Bancorp,   Inc.,   a   New   Jersey   corporation   ("Bancorp")   and   Commerce
Bank/Harrisburg, a Pennsylvania banking association ("Member").

     Bancorp has expended a considerable amount of time, effort and money to develop a system of banking (the "System") comprised of the procedures, trade secrets and other information which relate to the banking business as either originated or adopted by Bancorp.

     Member desires to become a member of the Commerce Network and have access to the System.

     In consideration of the mutual promises contained herein and intending to be legally bound, the parties hereto agree as follows:

     1. Grant of Membership and Term.

         1.1  Bancorp  grants  to  Member   a  non-exclusive  membership  in the
Commerce Network and all of the rights and privileges of membership set forth herein.

         1.2 Subject to the termination provisions contained herein, the term of this Network Agreement shall be perpetual.

     2. Fees.

         2.1 Member shall on or before the tenth day of each and every month during the term of this Network Agreement, pay to Bancorp a monthly fee in an amount equal to the sum of one tenth of one percent (.001) of the assets of the Member on the last day of the immediately preceding month ("Assets") less than or equal to



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twenty-five  million  dollars  ($25,000,000),  plus five one  hundredths  of one percent  (.0005)  of  the  Assets  in  excess  of  twenty-five  million  dollars
($25,000,000),   but  less  than  fifty  million  dollars   ($50,000,000)   plus
twenty-five one thousandths of one percent (.00025) of the Assets in excess of fifty million dollars ($50,000,000) but less than two hundred fifty million dollars ($250,000,000) plus one thousandths of one percent (.0001) of the Assets in excess of two hundred fifty million dollars ($250,000,000), divided by twelve.

     3. Use of Network Proprietary Marks.

         3.1 During the term of this Network Agreement, the Member shall have the limited, nonexclusive license to use the Network's Proprietary Marks and System within the territory described on Exhibit "A" attached to this Network Agreement and only in connection with the operation of Member's Bank pursuant to this Network Agreement. The limited, nonexclusive license granted herein includes only such Network Proprietary Marks as are set forth in Exhibit "B" attached to this Network Agreement and the Network Proprietary Marks which may hereafter be designated in writing by Bancorp as part of the Commerce Network.

         3.2 The Member will not represent in any manner that it has any ownership in the Network Proprietary Marks. Member's use of the Network Proprietary Marks shall not create in its favor any right, title or interest in or to the Network Proprietary Marks but that all of such use shall inure to the benefit of Bancorp.

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         3.3 Member agrees that, during the term of, and after the expiration or termination of this Network Agreement, Member shall use its best efforts not to commit, directly or indirectly, an act of infringement or contest or aid in contesting the validity or ownership of the Network's Proprietary Marks, or take any other action in derogation of the Network's Proprietary Marks.

         3.4 Member shall promptly notify Bancorp of any claim, demand, or cause of action based upon or arising from any attempt by any other person, entity, firm or corporation to use the Network's Proprietary Marks, or any colorable variation of the Network's Proprietary Marks, in which Bancorp has or claims a proprietary interest. Member shall notify Bancorp promptly of any litigation instituted by any person, entity, firm, corporation or governmental agency against Bancorp or Member involving the Network's Proprietary Marks. Bancorp has the right to control any administrative proceeding or litigation involving the Network's Proprietary Marks. If Bancorp undertakes the defense or prosecution of any proceeding or litigation involving the Network's Proprietary Marks, Member agrees to cooperate, execute any and all documents and to do such acts as may, in the opinion of counsel for Bancorp, be necessary to carry out such defense or prosecution. Bancorp shall undertake the defense or prosecution of any proceeding or litigation involving the Network's Proprietary Marks which Bancorp shall reasonably determine to be in the best interests of Bancorp, Member and the other members, if any, of the Commerce Network.

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         3.5 As each and every  detail of the  System is  important  to  Member,
Bancorp and the other members, if any, of the Commerce Network, in order to develop and maintain high standards of quality and service, and hence to protect the reputation and goodwill of all member banks, Member shall observe such reasonable requirements with respect to trademark, trade name or service mark registration notices as Bancorp may from time to time direct in writing; provided, however, that Member shall be free to use at anytime all such other proprietary marks as it deems necessary and/or desirable.

     4. Obligations of Bancorp.

         4.1 Bancorp shall:

              (a) at the request of Member, advise and consult with Member during normal business hours on matters relating to the System;

              (b) continue to develop, promote and protect the good will and reputation of the System;

              (c) provide Member with approved local advertising and marketing plans and materials, including, without limitation, newspaper mats, radio commercial tapes, television commercial prints, sales aids, and other promotional and marketing materials.

              (d) provide Member with marketing assistance;

              (e) conduct periodic meetings of Bancorp and its Network Members to review and improve the System; and

              (f) make available to Member, upon request, back- office and other support services at an hourly rate equal to 1.5

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times the actual salary costs to Bancorp for providing such services to Member.

     5. Obligations of Member.

         5.1 Member shall comply with all federal, state and local laws, ordinances and regulations affecting the ownership or operation of Member's Bank.

         5.2 As support for the payment of the fees set forth in Section 2.1 hereof, on or before the fifth day of each month, Member shall submit to Bancorp a report of the amount of assets of the Member on the last day of the immediately preceding month.

         5.3 Member shall submit to Bancorp, within 45 days after the end of each calendar quarter, financial statements relating to Member's Bank for the quarter, and consisting of at least a balance sheet, a statement of profit and loss, and such other reports as Bancorp may from time to time reasonably request. Said financial statement shall be certified by Member's chief executive officer and chief financial officer and shall be prepared according to generally accepted accounting principles consistently applied.

     6. Advertising of Member's Bank.

         6.1 Member shall be free to develop and use any and all advertising or promotional materials it deems in the best interest of Member whether or not such materials were provided to it hereunder.

     7. Transfer and Assignment.

         7.1 All rights and interests of Member arising from this Network Agreement are personal to Member and Member shall not,

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without  Bancorp's  prior written  consent,  voluntarily  or  involuntarily,  by operation of law or otherwise, transfer, sell, assign, dispose of or encumber its interest in this Network Agreement, and any purported sale, assignment, transfer or encumbrance shall be null and void.

         7.2 This Network Agreement shall inure to the benefit of Bancorp, its successors and assigns, and Bancorp shall have the right to sell, assign or transfer all or any part of its interests herein to any person or legal entity.

8. Default and Termination.

         8.1 The occurrence of any of the following events shall constitute a default under this Network Agreement:

              (a) If Member shall misuse the System, or otherwise materially impair the goodwill associated therewith;

              (b) If Member shall fail to remit to Bancorp any payments when due;

              (c) If Member shall fail to submit to Bancorp the financial or other information required under this Network Agreement;

              (d) If a change in control of Member shall have occurred or be contemplated;

              (e) If Member otherwise violates the terms of this Network Agreement; and

              (f) If the authority of Member or Member's Bank to engage in banking is suspended or terminated.

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Anything in this  Section 8 to the contrary  notwithstanding,  it shall not be a default by Member under this Network Agreement if (i) Member shall choose not to use advertising, methods of operations and/or trademarks provided to it by Bancorp under and/or pursuant to this Network Agreement; and/or (ii) Member shall choose to use any advertising, methods of operations and/or trademarks not provided to it by Bancorp under and/or pursuant to this Network Agreement.

         8.2 Upon the occurrence of any of the events set forth in Section 8.1, Bancorp may, without prejudice to any other rights or remedies contained in this Network Agreement or provided by law or equity, terminate this Network Agreement upon thirty days prior written notice. In addition, Bancorp may terminate this Network Agreement without cause upon ninety days prior written notice to Member.

         8.3 Member may terminate this Network Agreement upon six months prior written notice to Bancorp by (i) making payment to Bancorp of an amount equal to the fee due to Bancorp pursuant to Section 2.1 for the six month period immediately preceding such notice and (ii) fulfilling all of Member's obligations hereunder.

         8.4 Member agrees that upon termination of this Network Agreement, Member shall immediately cease to be a member of the Commerce Network and without limitation the following shall occur:

              (a) Member shall immediately cease to operate the former member premises as a Member Bank and shall not thereafter directly or indirectly represent to the public that it is a member

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bank or hold itself out as a present or former member of the Commerce Network.

              (b) Member shall  immediately  cease to use, by  advertising or in any manner whatsoever, any Network Proprietary Marks. In particular, without limitation, Member shall cease to use all signs, fixtures, equipment, advertising materials, stationery, forms, containers and any other articles which display in any form the Network's Proprietary Marks.

              (c) Member agrees, if it operates any bank or other business,  not to use any reproduction, counterfeit, copy or colorable imitation of the Network's Proprietary Marks in conjunction with such other business which is likely to cause confusion or mistake or to deceive, and further agrees not to utilize any trade dress or designation of origin or description or representation which falsely suggests or represents an association or connection with the Commerce Network. Further, Member shall make such modifications or alterations to the former member premises immediately upon termination of this Network Agreement as may be necessary to prevent the operation of any business thereon by itself or others in derogation of the Commerce Network.

              (d) Member shall immediately pay all sums owing to Bancorp hereunder.

              (e) Member shall pay to Bancorp all damages, costs and expenses, including attorneys' fees and costs, incurred by Bancorp subsequent to the termination or expiration of this Network

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Agreement,  in obtaining  injunctive or other relief for the  enforcement of any portion of this Network Agreement.

         8.5 Upon termination of this Network Agreement, Bancorp shall have the right to purchase at a mutually agreed price, but in no event less than Member's book value, in whole or in part, at any time for thirty days after termination, any or all signs, fixtures, equipment, advertising materials, stationery, forms and any other articles which display in any form the Network's Proprietary Marks or indicia of origin associated with the System.

     9. Arbitration of Disputes.

         9.1. Any controversy or claims arising out of or relating to this Network Agreement shall be subject to arbitration in Camden, New Jersey conducted by three arbitrators pursuant to the Rules of the American Arbitration Association. The judgment of the arbitrators may be entered in any court having jurisdiction. Each party shall be responsible for the payment of his or its legal expenses and the fees and expenses of arbitration except that the arbitrators shall be paid by the party selected by the arbitrators as a part of their judgment. The arbitrators shall have no authority to alter or modify any provision of this Network Agreement or to render an award which by its terms results in such an alteration or modification.

     10. Independent Contractors and Indemnification.

         10.1 This Network Agreement does not constitute Member an agent, legal representative, joint venturer, partner, employee or servant of Bancorp for any purpose whatsoever. It is understood

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and agreed  that  Member  shall be an  independent  contractor  and is in no way authorized to make any contract, agreement, warranty or representation on behalf of Bancorp or to create any obligation, express or implied, on behalf of Bancorp.

         10.2 Under no circumstances shall Bancorp be liable for any act, omission, contract, debt or other obligation of Member. Member shall indemnify and hold harmless Bancorp against any such claim and the cost (including attorneys' fees and costs) of defending against such claims arising from, as a result of, or in connection with, Member's operation as a member of the Commerce Network.

     11. Effect of Waiver.

     No failure to exercise any power reserved to it in this Network Agreement, or to insist upon compliance by Member with any obligation or condition of this Network Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Bancorp's right to demand exact compliance with the terms of this Network Agreement at any time or from time to time. Waiver by Bancorp of any particular default by Member shall not affect or impair Bancorp' s right in respect of any subsequent default of the same or of a different nature nor shall any delay, forbearance, or omission of Bancorp to exercise any power or right arising out of any breach or default by Member of any of the terms, provisions, or covenants of this Network Agreement, affect or impair Bancorp's right, nor shall such constitute a waiver by Bancorp of any preceding breach by Member of

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any terms, provisions, conditions or covenants of this Network Agreement.

     12. Notices.

     Any notices required hereunder shall be in writing and shall be sent by personal delivery or by certified or registered mail, return receipt requested, directed to the address of the addressee listed on the signature page of this Network Agreement.

     13. Entire Agreement.

     This Network Agreement constitutes the entire agreement between Bancorp and Member concerning the grant and conditions of membership in the Commerce Network and supersedes all prior agreements. There are no oral representations, inducements, promises or agreements between the parties not embodied herein which are of any force or effect with reference to this Network Agreement or otherwise. No amendment, change or variance from this Network Agreement shall be binding on either party unless executed in writing by both parties.

     14. Captions.

     The captions to each Section herein are used for convenience only and shall not be considered part of this Network Agreement nor used in interpreting the provisions contained herein.

     15. Applicable Laws and Regulations.

     Bancorp and Member acknowledge that they are both subject to numerous federal and state laws and regulations. Furthermore, Bancorp and Member acknowledge that anything in this Network Agreement to the contrary notwithstanding, it is the intent of the parties to this Network Agreement that Bancorp shall not exercise or attempt to exercise a controlling influence over the management or policies of Member or any of its subsidiaries; or attempt to influence Member's or any of its subsidiaries' dividend policies, loan, credit or investment decisions; pricing of services; personnel decisions; operations activities, including the location of any offices or branches or their hours of operation, etc; or any similar activities or decisions of Member or any of its subsidiaries; and to the extent necessary, the parties hereby agree to amend this Network Agreement so that at all times during the term of this Network Agreement, Bancorp shall not be deemed to "control" or "be in control of" Member within the meaning of the Federal Bank Holding Company Act of 1956, as amended, or any other similar federal, state or local law, rule or regulation.

     16. Applicable Law.

         16.1 This Network Agreement shall be interpreted and construed under the laws of the state of New Jersey and considered as a contract made and to be performed in the state of New Jersey.

         16.2 No right or remedy herein conferred upon or reserved to Bancorp is exclusive of any other right or remedy herein or by law or equity provided or permitted but each shall be cumulative of any other right or remedy provided in this Network Agreement.

     17. Representations.

     NO REPRESENTATION, PROMISE, GUARANTEE OR WARRANTY WAS MADE TO INDUCE THE EXECUTION HEREOF OR IN CONNECTION HEREWITH WHICH IS NOT EXPRESSLY CONTAINED HEREIN. MEMBER RECOGNIZES THAT NEITHER

BANCORP NOR ANY OTHER PERSON CAN GUARANTEE  MEMBER'S  SUCCESS.  BY THE EXECUTION
AND ACCEPTANCE OF THIS NETWORK AGREEMENT, THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THE SAME AND UNDERSTAND EACH PROVISION HEREOF.

IN WITNESS WHEREOF, the parties intending to be legally bound, have duly executed, sealed and delivered this Network Agreement.

                                        MEMBER:

                                        COMMERCE BANK/HARRISBURG

                                        BY: /s/ James T. Gibson
                                        James T. Gibson, President

                                        Address of Member:

                                        100 Senate Avenue
                                        East Pennsboro Township
                                        Camp Hill, PA 17011

APPROVED AND ACCEPTED:

COMMERCE BANCORP, INC.

By: /s/ Vernon W. Hill
Vernon W. Hill, II, President

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                                  EXHIBIT "A"

     The territory currently covered by telephone area code 717 as it exists on the date hereof regardless of whether or not such territory shall be changed and/or modified after the date hereof.



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                                  EXHIBIT "B"



                               [GRAPHIC OMITTED]



                               [GRAPHIC OMITTED]



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



                         AMENDMENT TO NETWORK AGREEMENT

     This Amendment to Network Agreement, dated as of April [ ], 2002 (this "Amendment"), is by and between Commerce Bancorp, Inc., a New Jersey corporation ("Bancorp"), Commerce Bank/Harrisburg, N. A., a national banking association ("Commerce Harrisburg"), and Pennsylvania Commerce Bancorp, Inc., a Pennsylvania corporation ("PA Bancorp"). (PA Bancorp and Commerce Harrisburg are hereinafter both individually and collectively referred to as a "Member").

                                    RECITALS

     Since its formation Commerce Harrisburg has been a member of Bancorp's network of banks (the "Commerce Network") and obtained access to Bancorp's system of banking comprised of the procedures, trade secrets and other information which related to the banking business as either originated or adopted by Bancorp (the "System"). On January 1, 1997, Bancorp and Commerce Harrisburg entered into a Network Agreement (the "Network Agreement") by which Commerce Harrisburg continued its status as a member of the Commerce Network.

     The parties hereto now wish to add PA Bancorp as a party to the Network Agreement and to amend the Network Agreement as provided herein.

     NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

     1. Amendment to Exhibit "A" set forth in Section 3.1. Exhibit "A" set forth in Section 3.1 of the Network Agreement is hereby amended and restated in its entirety as follows:

                                  EXHIBIT "A"

     The territory shall consist of the Pennsylvania counties of Adams; Berks; Bradford; Carbon; Centre; Clinton; Columbia; Cumberland; Dauphin; Franklin; Fulton; Huntingdon; Juniata; Lackawanna; Lancaster; Lebanon; Luzerne; Lycoming; Mifflin; Monroe; Montour; Northumberland; Perry; Pike; Potter; Schuylkill; Snyder; Sullivan; Susquehanna; Tioga; Union; Wayne; Wyoming; and York.

     2. Amendment to Section 3.5. Section 3.5 of the Network Agreement is hereby amended as follows: the "provided, however" clause set forth in the last sentence of Section 3.5 of the Network Agreement is hereby deleted in its entirety.

     3. New Section 3.6. New Section 3.6 of the Network Agreement is hereby added to read in its entirety as follows:

     3.6 Member shall not, without the express prior written consent of Bancorp, display any trademark, service mark, trade name, insignia or logotype not expressly authorized by Bancorp for use by Member in connection with the use or operation of the System, including, without limitation, those of any other person, firm or corporation.

     4. Amendment to Section 4.1(f). Section 4.1(f) of the Network Agreement is hereby amended and restated in its entirety as follows:

     (f) Upon Member's request, Bancorp may (but is not obligated to) provide additional support services including, without limitation, data processing, facilities management, and such other support services upon which Member and Bancorp may from time to time mutually agree; provided, however, that additional support services not provided by Bancorp may be provided by third parties subject to the prior approval of Bancorp, which approval shall not be unreasonably withheld. Fees for such additional services shall be negotiated in good faith and may be subject to separate agreements or may be agreed-upon amendments to this Network Agreement.

     5. New Section 5.4. New Section 5.4 of the Network Agreement is hereby added to read in its entirety as follows:

     5.4 Member shall operate its business in strict compliance with standard procedures, polices, rules and regulations established by Bancorp ("Operating Procedures"), as the same may be amended and revised from time to time, including without limitation, the offering of similar products and services, the operation of all branch offices and facilities consistent with the System (including without limitation the hours of operations) and the making of all interbank transfers between Member and Bancorp's bank subsidiaries transparent so as to make the operations of Member's branch offices appear to the public to be identical to those of Bancorp. Bancorp may at any time and from time to time modify the Operations Procedures by the addition, deletion or other modification to the provisions thereof, provided that such modifications shall be made to the extent necessary or desirable in the sole judgment of Bancorp to protect the Proprietary Marks, comply with any applicable statute or judicial or administrative decision, improve the quality of service furnished to customers or to improve the operational efficiency of the Network and/or the System. Unless otherwise specified, modifications to Operating Procedures shall become effective fifteen days after delivery of written notice thereof to Member.

     6. Delete Section 6. Section 6 of the Network Agreement is hereby deleted in its entirety.

     7. Amendment to Section 8.1. The last paragraph of Section 8.1 of the Network Agreement which begins with "Anything in this Section 8 etc." is hereby deleted in its entirety.

     8. Amendment to Section 8.2. Section 8.2 of the Network Agreement is hereby amended and restated in its entirety as follows:

     8.2 Upon the occurrence of any of the events set forth in Section 8.1, Bancorp may, without prejudice to any other rights or remedies contained in this Network Agreement or provided by law or equity, terminate this Network Agreement upon 90 days prior written notice, provided, however, that if the event of default is under Sections 8.1(a), (b), (c) and/or (e), Bancorp shall give Member written notice of the event of default and provide Member with 15 days to cure such event of default. In addition, Bancorp may terminate this Network Agreement without cause upon 180 days prior written notice to Member.

     9. New Section 8.4(f). A new section 8.4(f) is hereby added to read in its entirety as follows:


     (f) Member shall promptly execute and file with applicable government agencies or offices a notice of its intent to cease conducting its business under the name "Commerce Bank", or any colorable variation thereof, and shall revoke and cancel any registration of such name with relevant government agencies.

     10. New Section 8.6. A new Section 8.6 is hereby added to read in its entirety as follows:

1 Member acknowledges and agrees that the System is comprised of valuable trade secrets and confidential information of Bancorp, the unauthorized disclosure or use of which could harm Bancorp such that money damages could not reasonably compensate it. Accordingly, upon termination of this Agreement and for a period of five years thereafter, Member shall not, nor shall its officers, directors, principal stockholders, employees, agents or representatives:

          (i) disclose, directly or indirectly, in whole or in part, any aspect or methodology of the System without Bancorp's express, prior written permission; or

          (ii) use, without Bancorp's express, prior written permission, any aspect or feature (or portion thereof) of the System in connection with the banking business throughout the world.

     1. Member. For all purposes, the term "Member" contained in the Network Agreement, as amended by this Amendment, shall be deemed to include Commerce Harrisburg and PA Bancorp, and each of them hereby agrees to be so bound.

     2. Counterparts. This Amendment may be executed in several counterparts, and all such executed counterparts will constitute the same agreement.

     3. Defined Terms. Initially capitalized terms used and not defined in this Amendment have the meanings ascribed to them in the Network Agreement.

     4. Full Force and Effect. Except as amended hereby, the Network Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

Commerce Bancorp, Inc.


By: /s/ Vernon W. Hill
Vernon W. Hill, II, President

Pennsylvania Commerce Bancorp, Inc.


By: /s/ Gary L. Nalbandian
Gary L. Nalbandian, President


Commerce Bank/Harrisburg, N. A.

Address of Member

By: /s/ Gary L. Nalbandian
Gary L. Nalbandian, President

100 Senate Avenue
East Pennsboro Township
Camp Hill, PA 17011